Exhibit 99.4

Potential Value at Merger	SAMPLE STATEMENT (LTI Recipients)

Share Value: $9.50

Participant	ET Position	Functional Area	Grant ID (1)	Grant Date	Grant Type	Grant Price	Granted Shares	Outstanding Shares	Merger Value (2)
Doe, Jane	SVP, Retail Ops	Retail Support	RSU0000000687	11/4/2009	Restricted	$0.00	515	171	$1,624.50
District Manager		South	PERF000000144	11/4/2009	Restricted	$0.00	772	386	$3,667.00
			RSU0000000912	11/10/2010	Restricted	$0.00	464	310	$2,945.00
			PERF000000286	11/10/2010	Restricted	$0.00	697	581	$5,519.50
			0000000000630	11/10/2010	Non-Qualified	$7.11	860	860	$2,055.40
			PERF000000426	11/9/2011	Restricted	$0.00	591	591	$5,614.50
			RSU0000001133	11/9/2011	Restricted	$0.00	394	394	$3,743.00
			0000000000766	11/9/2011	Non-Qualified	$6.24	730	730	$2,379.80

								TOTAL	$27,548.70

(1)	Grants in your Morgan Stanley Smith Barney account as of 1/1/2012
(2)	Merger value dependent on shareholder approval

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the definitive proxy statement regarding the merger, which has been filed with the SEC.